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                                                                 EXHIBIT 10.32


                      [THE JERRY LEIDER COMPANY LETTERHEAD]


May 16, 1996




Michael Viner
President
Dove Audio
8955 Beverly Blvd.
Los Angeles, CA 90048

                           Re: Consultancy Arrangement

Dear Michael:

As agreed in our discussion last week, commencing June 1, 1996 I will be engaged by Dove Audio as a non-exclusive management consultant focusing on long-term financial and corporate strategies, as well as assisting in the supervision of the television and film production and distribution activities of the company.

My compensation will be $125,000 yearly, payable monthly.

In addition, I will receive new stock options of 50,000 shares of Dove Audio stock on the same terms and conditions that will be offered to you and Deborah at the next Board meeting.

This consultancy arrangement will continue until terminated by mutual agreement. No modification or changes in the terms and conditions of this agreement can be made without our mutual agreement.

If the above accurately reflects our agreement, please sign where indicated and return a fully executed copy to me for my files.

I look forward to a long, fruitful and continuing relationship with you and the company.
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Warmest personal regards,

/s/ JERRY LEIDER
------------------------
Jerry Leider


AGREED TO AND ACCEPTED


/s/ MICHAEL VINER                    May 11, 1996
--------------------------------     ------------------
Michael Viner                        Date
President - Dove Audio



cc:      Alan Tivoli


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